Exhibit 99.1

News Release		For Immediate Release

Contact:	Jeff Laudin	April 5, 2010
Phone:	402-963-1158
Fax:	402-963-1198

Valmont Updates Expectations

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a leading global manufacturer of engineered support structures for infrastructure, mechanized irrigation equipment for agriculture, and a provider of coating services, announced today that while it has not yet completed preparation of its first quarter 2010 financial statements, it currently expects revenues in the first quarter of 2010 to be approximately $365.0 million. First quarter operating income is expected to range between $29.5 and $31.5 million, including approximately $2.2 million in expenses related to the pending acquisition of Delta, plc that reduced first quarter 2010 operating income. In 2009, first quarter revenues were $455.2 million and operating income was $58.3 million. Valmont reiterated its expectations that full year 2010 earnings would be approximately 25% lower than 2009 before the impact of the proposed Delta transaction.

“A reduction in capital spending by utilities, the delay of a new highway bill, and severe winter weather conditions negatively impacted first quarter revenues in the infrastructure businesses,” said Mogens C. Bay, Valmont’s Chairman and Chief Executive Officer. “Sales in our irrigation business were above last year’s first quarter levels. Despite actions to reduce costs, because of lower total sales, particularly in our utility business, fixed costs were not fully absorbed resulting in operational deleverage and lower profitability.”

The Company will report its financial results for the first quarter on April 15, 2010. Because the information set forth above is preliminary and does not reflect completed preparation of financial statements, such information is subject to change.

Valmont is the global leader in designing and manufacturing poles, towers and structures for lighting and traffic, wireless communication and utility markets, and a provider of protective coating services. Valmont also leads the world in mechanized irrigation equipment for agriculture, enhancing food production while conserving and protecting natural water resources. In addition, Valmont produces a wide variety of tubing for commercial and industrial applications.

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Valmont Industries, Inc. • One Valmont Plaza • Omaha, Nebraska 68154 U.S.A. • www.valmont.com

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

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